SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
April 16, 2009

DRINKS AMERICAS HOLDINGS, LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-55254-10	87-0438825
State of Incorporation	Commission File Number	IRS Employer I.D. Number

372 Danbury Road, Suite 163, Wilton, Connecticut 06897

Address of principal executive offices

Registrant's telephone number: (203) 762-7000

(Former Name or Former Address, if Changed Since Last Report)

Item 10.01 Entry into a Material Definitive Agreement

The Company has entered into an agreement with Premier Trade Solutions, Inc. (“Premier”), for that company to provide working capital through accounts receivable financing. The fee on the facility, which is based on customer receivables  purchased by Premier, will be 1.75% of the gross invoice amount for the first 30 day period  from the date of invoice purchase to the date of repayment with an additional fee of 0.07% charged for each day thereafter until paid in full. There is no specified credit limit under the facility with aggregate amounts advanced based on customer receivables deemed acceptable by Premier. The agreement may be terminated by either party upon 30 day written notice. The facility is secured by all assets of the Company.

Item 9.01 EXHIBITS

     (C) Exhibit

        10.47 Form of Account Purchase Agreement

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2009

DRINKS AMERICAS HOLDINGS, LTD. By: /s/ J. Patrick Kenny
J. Patrick Kenny, President and CEO